Exhibit 99.1

Entrada Therapeutics Reports Third Quarter 2021 Financial Results

Successful completion of upsized $208.7 million Initial Public Offering

BOSTON, Mass., December 9, 2021 – Entrada Therapeutics, Inc. (Nasdaq: TRDA), a biopharmaceutical company aiming to transform the lives of patients by establishing intracellular Endosomal Escape Vehicle (EEV™) therapeutics as a new class of medicines, today reported financial results for the third quarter ended September 30, 2021 and highlighted recent business updates.

“This quarter has been transformational for Entrada as we made meaningful progress across all areas of our business, including the advancement of our pipeline of EEV therapeutic candidates,” said Dipal Doshi, President and Chief Executive Officer of Entrada Therapeutics. “The successful close of our upsized initial public offering in November has placed us in a strong financial position to advance our lead neuromuscular candidate, ENTR-601-44, for patients with DMD who are exon 44 skipping amenable, through initial clinical data. The financing also enables us to move our second program, an EEV-PMO for patients with DM1, into clinical development as well as advance additional pipeline assets from our proprietary EEV platform.”

In November, Entrada completed an upsized Initial Public Offering (IPO) raising $208.7 million in gross proceeds. The Company closed its IPO, issuing a total of 10,436,250 shares of Entrada’s common stock, which included the exercise in full by the underwriters of their option to purchase an additional 1,361,250 shares of common stock, at a public offering price of $20.00 per share. The net proceeds after deducting underwriting discounts, commissions and other estimated offering expenses were approximately $190.9 million.

Third Quarter 2021 Financial Results

Cash Position: As of September 30, 2021, cash and cash equivalents were $122.2 million. This amount does not include net proceeds from the November 2021 closing of the Company’s IPO, which raised approximately $190.9 million, after deducting underwriting discounts, commissions and other estimated offering costs.

Research & Development (R&D) Expenses: R&D expenses for the third quarter of 2021 were $10.5 million as compared to $5.7 million for the same period in 2020. This increase was primarily due to additional investment in preclinical studies to support future clinical trials, and higher personnel costs (including non-cash stock-based compensation).

General & Administrative (G&A) Expenses: G&A expenses for the third quarter of 2021 were $3.9 million as compared to $1.3 million for the same period in 2020. This increase was primarily due to higher personnel costs (including non-cash stock-based compensation), legal and other professional fees, and facilities costs.

Net Loss: Net loss for the third quarter of 2021 was $14.4 million, compared to $7.0 million for the third quarter of 2020.

About Entrada Therapeutics

Entrada Therapeutics is a biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines, Endosomal Escape Vehicles (EEV™) therapeutics, to engage intracellular targets that have long been considered inaccessible and undruggable. The Company’s EEV therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues with an improved therapeutic index. Through its proprietary, highly versatile and modular EEV Platform, Entrada is building a robust development portfolio of oligonucleotide-, antibody- and enzyme-based programs for the potential treatment of neuromuscular diseases, immunology, oncology and diseases of the central nervous system. The Company’s lead oligonucleotide programs include ENTR-601-44 targeting Duchenne muscular dystrophy (DMD), and a follow-on program targeting myotonic dystrophy type 1 (DM1).

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, the potential of the EEV platform and the establishment of EEV therapeutics as a new class of medicines, the advancement of ENTR-601-44 through initial clinical data, the movement of an EEV-PMO candidate for the treatment of DM1 into clinical development, the potential therapeutic benefits of its EEV candidates and the sufficiency of its cash resources, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of and Entrada’s ability to submit and obtain regulatory clearance for investigational new drug applications and initiate clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties associated with the impact of the COVID-19 pandemic on Entrada’s business and operations; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-Q and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.

SELECTED CONDENSED FINANCIAL INFORMATION

(In thousands, except share and per share amounts)

(unaudited)

Condensed statements of operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$10,513	$5,700	$23,564	$14,446
General and administrative	3,851	1,273	9,103	3,568
Total operating expenses	14,364	6,973	32,667	18,014
Loss from operations	(14,364)	(6,973)	(32,667)	(18,014)
Other income (expense):
Interest and other income (expense), net	(66)	(17)	(44)	164
Total other income (expense), net	(66)	(17)	(44)	164
Net loss	$(14,430)	$(6,990)	$(32,711)	$(17,850)
Net loss per share attributable to common stockholders, basic and diluted	$(9.78)	$(6.13)	$(24.18)	$(16.55)
Weighted-average common shares outstanding, basic and diluted	1,475,170	1,139,647	1,352,721	1,078,783

Condensed balance sheets	September 30,	December 31,
	2021	2020
Cash and cash equivalents	$122,172	$39,045
Total assets	132,395	43,527
Total liabilities	7,497	3,359
Redeemable convertible preferred stock	197,489	81,658
Total stockholders’ deficit	(72,591)	(41,490)

Entrada/Investor Contact

Karla MacDonald

VP, Corporate Communications and Investor Relations

kmacdonald@entradatx.com

Media Contact

Aulani Capuchin

Real Chemistry

acapuchin@realchemistry.com

(559) 355-2673